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                                   [GRAPHIC]
                               ---PROSPERITY---
                               BANCSHARES, INC.

PRESS RELEASE                                      For more information contact:

                                                                  David Hollaway
PROSPERITY BANCSHARES, INC.(SM)                          Chief Financial Officer
4295 San Felipe                                                     979.543.2200
Houston, Texas 77027                         davidhollaway@prosperitybanktx.com


                                                                     Dan Rollins
                                                           Senior Vice President
                                                                    713.693.9300
                                                 danrollins@prosperitybanktx.com

FOR IMMEDIATE RELEASE

                        PROSPERITY BANCSHARES, INC.(SM)
                            COMPLETES ACQUISITION OF
                              TEXAS GUARANTY BANK


           HOUSTON BANK HOLDING COMPANY ADDS WEST HOUSTON LOCATIONS



HOUSTON, May 9, 2002. Prosperity Bancshares, Inc. (Nasdaq: PRSP) announced today that it has completed the acquisition of Texas Guaranty Bank, N.A. The three offices of Texas Guaranty Bank will be operated as full service banking centers of Prosperity Bank.


Prosperity Bank's West Houston Banking Centers (former Texas Guaranty Bank locations) will be managed by Frank Maresca, Banking Center President - West Houston Banking Centers; Andy Dow, Executive Vice President; Jackie Calhoun, Executive Vice President; Steve Jones, Senior Vice President and Don Mach, Senior Vice President. Other new Prosperity Bank officers include Dona Black, Vice President; Fred Hester, Vice President; Wilmer Klopsteck, Vice President; Glenda Mayo, Vice President


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and Lobby Manager of the Memorial Banking Center; Stephanie Ford, Assistant Vice
President; Jacque Williams, Assistant Vice President; Terry Calhoun, Banking Center Officer; Nancy Ikner, Banking Center Officer; Mary Jo Gibson, Banking Center Officer and Lobby Manager of the Highway 6 Banking Center; and John Mick, Accounting Officer.

"We are very pleased to have this management team join our organization," remarked David Zalman, Chairman of the Board and Chief Executive Officer of Prosperity Bank. "The years of banking experience represented by this group of officers will be an asset for our bank and will allow us to continue to grow our customer base in Houston."

The acquisition of Texas Guaranty Bank was announced on February 22, 2002, whereby Prosperity would acquire Texas Guaranty from American Bancorp of Oklahoma, Inc. for $11.8 million in cash.

"The integration of our three new locations into our operations is progressing on schedule. We anticipate completing the data processing conversion along with the installation of new signage in early June," added H. E. "Tim" Timanus, Jr., President and Chief Operating Officer of Prosperity Bank (SM)

Texas Guaranty Bank, N.A. had total assets of $73.5 million, total deposits of $62.4 million and total loans of $45.6 million on May 7, 2002.

"Our customers will continue to enjoy the same type of people to people banking they have enjoyed with Texas Guaranty Bank," said Frank Maresca. "We are committed to the communities we serve and with thirty-two full service banking centers, our customers will be able to take advantage of our expanding presence in Houston."


ACQUISITION OF PARADIGM BANK TEXAS

On May 2, 2002, Prosperity Bancshares, Inc. and Paradigm Bancorporation, Inc., Houston, Texas (Paradigm) announced that they had signed a definitive agreement pursuant to which Paradigm will be merged into Prosperity. The transaction solidifies Prosperity's presence in the greater Houston metropolitan market, and is a logical extension of Prosperity's geographic franchise across Southeast Texas. Under terms of the agreement, Prosperity will issue approximately 1.29 million shares of its common stock (2.58 million shares after the 2-for-1 split is completed) for all outstanding shares of Paradigm.

Paradigm is privately held and is the bank holding company of Paradigm Bank Texas, which operates a total of eleven (11) banking offices - six (6) in metropolitan Houston and five (5) in the nearby Southeast Texas cities of Dayton, Galveston, Mont Belvieu, and Winnie. As of December 31, 2001, Paradigm had total assets of $259.3 million, loans of $170.8 million, deposits of $232.4 million and shareholders' equity of $18.1 million.

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The merger, which is expected to be tax-free to Paradigm shareholders, has been approved by the Board of Directors of both companies. The transaction is expected to close before September 30, 2002 and is subject to approval by Paradigm shareholders, as well as customary regulatory approvals. Operational integration is anticipated to begin during the fourth quarter of 2002.

Following the merger, Prosperity will have forty (40) banking centers in Houston and the fifteen (15) surrounding counties with over $1.4 billion in deposits, approximately $650 million in loans and over $1.6 billion in assets. With the addition of Paradigm's loans, Prosperity's loan to deposit ratio will increase from 36.8 percent to approximately 46 percent.

ACQUISITION OF THE FIRST STATE BANK

On April 26, 2002, Prosperity announced the signing of a definitive agreement to acquire The First State Bank, Needville Texas in a cash transaction. The proposed transaction is subject to certain conditions and approval by regulators.

The First State Bank operates one (1) office in Needville, Texas, which will be consolidated (upon completion of the transaction) with Prosperity Bank's full service banking center in Needville. On December 31, 2001, The First State Bank reported total assets of $17.8 million, total deposits of $15.4 million and total loans of $4.9 million.

STOCK SPLIT AND DIVIDEND ANNOUNCEMENT

On May 8, 2002, Prosperity Bancshares, Inc. announced a two-for-one stock split to be effected in the form of a 100 percent stock dividend to shareholders of record on May 20, 2002 and payable on May 31, 2002.

Prosperity is paying this two-for-one stock split effected in the form of a 100 percent stock dividend to reward the shareholders for the continued growth and profitability of the company. Prosperity currently has approximately 8.1 million shares of Common Stock outstanding, which will increase to approximately 16.2 million shares after the stock split.

In addition, the Board of Directors of Prosperity Bancshares, Inc.(SM), has declared a quarterly cash dividend of $0.055 per share payable on July1, 2002 to all shareholders of record as of June 14, 2002.

Prosperity Bancshares, Inc.(SM), formed in 1983, is a $1.290 billion bank holding company headquartered in Houston, Texas. Operating under a community banking philosophy, Prosperity seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of consumers and small and medium sized businesses. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybanktx.com, Trust and Investment Services,


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MasterMoney Debit Cards, and 24 hour voice response banking. The bank currently operates thirty-two (32) full service banking locations in fourteen (14) contiguous counties including the Greater Houston Metropolitan Area. (Angleton, Bay City, Beeville, Clear Lake, Cleveland, Cuero, Cypress, East Bernard, Edna, El Campo, Fairfield, Goliad, Hitchcock, Houston - Bellaire, Houston - CityWest, Houston -Downtown, Houston - Highway 6 West, Houston - Medical Center, Houston - Memorial, Houston - Post Oak, Houston - River Oaks, Houston - Tanglewood, Houston - Waugh Drive, Liberty, Magnolia, Mathis, Needville, Palacios, Sweeny, Victoria, West Columbia, and Wharton.)


"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS CONTAIN FORWARD-LOOKING INFORMATION WITH RESPECT TO PLANS, PROJECTIONS OR FUTURE PERFORMANCE OF PROSPERITY BANCSHARES, INC.(SM) AND ITS SUBSIDIARIES. FORWARD-LOOKING STATEMENTS, WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, MAY HAVE BEEN MADE IN THIS DOCUMENT. PROSPERITY'S RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS FOR A VARIETY OF REASONS, INCLUDING ACTIONS OF COMPETITORS; CHANGES IN LAWS AND REGULATIONS (INCLUDING CHANGES IN GOVERNMENTAL INTERPRETATIONS OF REGULATIONS AND CHANGES IN ACCOUNTING STANDARDS); CUSTOMER AND CONSUMER DEMAND, INCLUDING CUSTOMER AND CONSUMER RESPONSE TO MARKETING; EFFECTIVENESS OF SPENDING, INVESTMENTS OR PROGRAMS; FLUCTUATIONS IN THE COST AND AVAILABILITY OF SUPPLY CHAINRESOURCES; ECONOMIC CONDITIONS, INCLUDING CURRENCY RATE FLUCTUATIONS; AND WEATHER. THESE FACTORS ARE MORE FULLY DESCRIBED IN PROSPERITY BANCSHARES, INC.'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN CONNECTION WITH THE PROPOSED MERGER OF PARADIGM INTO PROSPERITY, PROSPERITY WILL FILE A PROXY STATEMENT/PROSPECTUS WITH THE SECURITIES AND EXCHANGE COMMISSION.INVESTORS AND SECRUITYHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY PROSPERITY WITH THE SECURITIES AND EXCHANGE COMMISSION AT ITS WEBSITE, HTTP://WWW.SEC.GOV. FREE COPIES OF THE PROXY STATEMENT/PROSPECTUS, ONCE AVAILABLE, AND PROSPERITY'S OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION MAY ALSO BE OBTAINED FROM PROSPERITY BY CONTACTING INVESTOR RELATIONS AT (713) 693-9300.

COPIES OF PROSPERITY BANCSHARES, INC.'S(SM) SEC FILINGS MAY BE DOWNLOADED FROM THE INTERNET AT NO CHARGE FROM FREEEDGAR, A REAL-TIME ACCESS TO SEC FILINGS SITE LOCATED AT WWW.FREEEDGAR.COM.

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